UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

CoStar Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC 20005	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2014 (the “losing Date”), CoStar Group, Inc. (“CoStar”) entered into a Credit Agreement (the “Credit Agreement”) by and among CoStar, as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Credit Agreement provides for a $400 million term loan facility and a $225 million revolving credit facility, each with a term of five years. The proceeds of the term loan facility and the initial borrowing under the revolving credit facility on the Closing Date in an amount of $150 million were used to refinance the Existing Credit Agreement (as defined below under Item 1.02), including related fees and expenses, and pay a portion of the consideration and transaction costs related to the “Acquisition” described in Item 2.01 of this Report. The undrawn proceeds of the revolving credit facility will be available for working capital and other general corporate purposes of CoStar and its subsidiaries.

The revolving credit facility includes a subfacility for swingline loans of up to $10 million, and up to $10 million of the revolving credit facility is available for the issuance of letters of credit. The term loan facility will amortize in quarterly installments in amounts resulting in an annual amortization of 5% during the first, second and third year, 10% during the fourth year and 15% during the fifth year after the Closing Date, with the remainder payable at final maturity. The loans under the Credit Agreement bear interest, at the option of CoStar, either (i) during any interest period selected by CoStar, at the London interbank offered rate for deposits in U.S. dollars with a maturity comparable to such interest period, adjusted for statutory reserves (“LIBOR”), plus an initial spread of 2.00% per annum, subject to adjustment based on the first lien secured leverage ratio of the Company, or (ii) at the greatest of (x) the prime rate from time to time announced by JPMorgan Chase Bank, N.A., (y) the federal funds effective rate plus ½ of 1% and (z) LIBOR for a one-month interest period plus 1.00%, plus an initial spread of 1.00% per annum, subject to adjustment based on the first lien secured leverage ratio of the Company. If an event of default occurs under the Credit Agreement, the interest rate on overdue amounts will increase by 2.00% per annum. The obligations under the Credit Agreement are guaranteed by all material subsidiaries of CoStar and are secured by a lien on substantially all of the assets of CoStar and its material subsidiaries, in each case subject to certain exceptions, pursuant to security and guarantee documents entered into on the Closing Date.

The Credit Agreement requires CoStar to maintain (i) a first lien secured leverage ratio not exceeding 4.00 to 1.00 during the first eight full fiscal quarters after the Closing Date, and 3.50 to 1.00 thereafter and (ii) after the incurrence of additional indebtedness under certain specified exceptions in the Credit Agreement, a total leverage ratio not exceeding 5.00 to 1.00 during the first eight full fiscal quarters after the Closing Date, and 4.50 to 1.00 thereafter. The Credit Agreement also includes other covenants, including covenants that, subject to certain exceptions, restrict the ability of CoStar and its subsidiaries (i) to incur additional indebtedness, (ii) to create, incur, assume or permit to exist any liens, (iii) to enter into mergers, consolidations or similar transactions, (iv) to make investments and acquisitions, (v) to make certain dispositions of assets, (vi) to make dividends, distributions and prepayments of certain indebtedness, and (vii) to enter into certain transactions with affiliates.

The Credit Agreement provides for the following events of default: (i) non-payment of any principal when due or any interest or fees within five days of the due date, (ii) any representation or warranty pursuant to the Credit Agreement or any other loan document is incorrect in any material respect, (iii) the failure by CoStar or any of its subsidiaries to comply with any covenant or agreement contained in the Credit Agreement or any other loan document, in certain cases subject to notice and lapse of time, (iv) a payment default of at least $25 million under other indebtedness of CoStar or any of its subsidiaries that continues beyond any applicable grace period or any other event or condition under such indebtedness occurs that results in, or permits the holder thereof to cause such indebtedness to become immediately due and payable, (v) certain events relating to ERISA (Employee Retirement Income Security Act) plans that could reasonably be expected to result in a material adverse effect, (vi) certain bankruptcy or insolvency events with respect to CoStar or any material subsidiary, (vii) one or more undischarged judgments for the payment of money in an aggregate amount in excess of $25 million, (viii) the occurrence of a change of control, (ix) the invalidity of any material lien or guarantee granted under the loan documents, and (x) any intercompany subordinated indebtedness in an amount exceeding $25 million shall cease to be subordinated to the obligations under the Credit Agreement and the loan documents. If an event of default occurs and is continuing, the

Administrative Agent may accelerate the amounts and terminate all commitments outstanding under the Credit Agreement and may exercise remedies in respect of the collateral.

A copy of the Credit Agreement and the Schedules and Exhibits thereto is attached as Exhibit 10.1 to this Current Report on Form 8-K. Reference is made to the Credit Agreement, the text of which is incorporated herein by reference, for its complete terms. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 1.02 Termination of a Material Definitive Agreement.

Effective April 1, 2014, CoStar terminated the existing Credit Agreement, dated as of February 16, 2012, by and among CoStar, as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Existing Credit Agreement”) and repaid all amounts outstanding thereunder.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 28, 2014, CoStar and Classified Ventures, LLC (“CV”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”).  Pursuant to the Asset Purchase Agreement, on April 1, 2014, CoStar purchased from CV certain assets and assumed certain liabilities, in each case, related to the Apartments.com business for $585 million in cash, subject to a customary working capital adjustment (the “Business” and such acquisition, the “Acquisition”). The purchase price paid at closing was $587 million, which reflected an estimated $2 million increase in net working capital of the Business as of the closing date over the threshold net working capital amount; this amount is subject to further adjustment once the final net working capital of the Business as of the closing date is determined.

The foregoing description of the Asset Purchase Agreement and the related Acquisition is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2014, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on April 1, 2014, CoStar entered into the Credit Agreement. The information included in Item 1.01 of this Report is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
To the extent financial statements of the Business are required to be filed by this item, such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.
To the extent pro forma financial information is required to be filed by this item, such financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit No.	Description

Exhibit 10.1
Credit Agreement, dated as of April 1, 2014, by and among CoStar Group, Inc., as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Exhibit 10.2
Asset Purchase Agreement, dated as of February 28, 2014, by and between Classified Ventures, LLC and CoStar Group, Inc. (Incorporated by reference to Exhibit 10.1 to CoStar’s Current Report on Form 8-K, filed March 3, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

Date: April 3, 2014	By: /s/ Brian J. Radecki
Name: Brian J. Radecki
Title: Chief Financial Officer

Exhibit Index

Exhibit 10.1
Credit Agreement, dated as of April 1, 2014, by and among CoStar Group, Inc., as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Exhibit 10.2
Asset Purchase Agreement, dated as of February 28, 2014, by and between Classified Ventures, LLC and CoStar Group, Inc. (Incorporated by reference to Exhibit 10.1 to CoStar’s Current Report on Form 8-K, filed March 3, 2014).

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